CONTACT:	Michal D. Cann - President & CEO Phyllis A. Hawkins - SVP & CFO 360.679.3121	CORPORATE INVESTOR RELATIONS 5333 - 15TH AVENUE SOUTH, SUITE 1500 SEATTLE, WA 98108 206.762.0993 www.stockvalues.com

NEWS RELEASE

WASHINGTON BANKING COMPANY HAS RECORD THIRD QUARTER PROFITS
FOLLOWING THE CLOSURE OF WASHINGTON FUNDING GROUP

OAK HARBOR, WA – October 28, 2004 – Washington Banking Company (Nasdaq: WBCO) today reported that increased loan and deposit volumes combined with noninterest income growth at its Whidbey Island Bank subsidiary led to record profits in the third quarter. Year-to-date results were impacted by the operating loss and closing costs associated with Washington Funding Group (WFG), a wholesale mortgage funding subsidiary that was shutdown in the second quarter. Net income was $1.9 million, or $0.33 per diluted share in the quarter ended September 30, 2004, compared to $1.8 million, or $0.31 per share in the third quarter last year. In the first nine months of 2004, net income was $4.2 million, or $0.75 per diluted share, versus $4.4 million, or $0.80 per diluted share in the same period last year. All per share data has been adjusted to reflect the 15% stock dividend issued February 26, 2004.

“Our Whidbey Island Bank subsidiary continues to perform well, posting record profits in the third quarter,” stated Michal Cann, President and CEO. “Loans and deposits are up 15% from a year ago, and our efforts to increase noninterest income led to good revenue growth despite a dramatic slowdown in mortgage refinance activity. Although WFG was a drag on profits in the first half of 2004, I still believe that our yearly profits should be roughly inline with those posted in 2003. In addition, we are currently consolidating our back office operations into one location, leaving us with two surplus commercial properties for sale.”

Third quarter highlights include:

  Strong balance sheet growth, with loans receivable and total deposits each up 15% from a year ago.
  Real estate construction loans have grown 53% and commercial real estate loans have grown by 33% over last year.
  Credit quality ratios improved, with nonperforming assets to total assets of 0.70% compared to 0.79% last year.
  Revenues grew 7% over last year, aided by a 54% increase in service charges and fees.
  Return on average equity was 15.93%, return on average assets was 1.16%.
  Noninterest expenses remained flat with second quarter.
  Sold $10 million of indirect dealer loans.

At the end of the third quarter, total loans (loans receivable plus loans held for sale) were $557.7 million, up from $491.1 million a year ago. As part of the on-going strategy to manage the diversity in the portfolio, the loan mix has shifted in the last year. Consumer loans represented 31% of total loans at quarter-end, compared to 34% at the end of the third quarter last year, reflecting the sale of $10 million of indirect dealer loans in September 2004, which resulted in a nominal gain. Real estate construction loans were 17% of loans at the end of the 2004 third quarter, compared to 13% a year earlier. Although commercial loans decreased to 15% of total loans, compared to 19% of loans at the end of September last year, this was offset by the increase in commercial real estate mortgages, which grew to 29% of the portfolio, compared to 25% a year ago. “As the economy continues to slowly strengthen, we are looking at ways to increase our commercial loans as a percentage of the portfolio,” said Cann.

“Funding for our loans is predominantly generated by consumer and business deposits,” said Phyllis Hawkins, Senior Vice President. “Although the competition for deposits is particularly fierce, we continue to focus on keeping our cost of funds low while growing core deposits.” Noninterest bearing deposits grew 8% from a year ago to $83.4 million, while low-cost interest-bearing deposits grew 18% to $291.1 million. Time deposits grew 15% to $214.5 million at the end of September 2004.

“Our net interest margin showed improvement over last quarter, although was slightly lower than a year ago,” Hawkins said. “Our strategy is to position our balance sheet to attain a nearly neutral posture to minimize our interest rate risk.” Net interest margin was 5.29% in the most recent quarter, compared to 5.09% in the second quarter this year and 5.33% in the third quarter a year ago.

Earlier this month, the company completed its search for a CFO with experience as a CPA, hiring Rick Shields, effective November 1, 2004. At that time, Ms. Hawkins will serve as Controller and will remain involved in shaping the bank’s strategies.

Credit quality ratios improved. Non-performing loans (NPLs) improved to 0.58% of total loans, compared to 0.89% in the previous quarter and 0.86% for the third quarter last year. Nonperforming assets declined to 0.70% of total assets at the end of the third quarter, from 0.83% at the end of June 2004 and 0.79% a year ago. Coverage ratios increased as the allowance for loan losses grew 18% from a year ago to $7.5 million, representing 1.36% of loans (excluding loans held for sale), compared to 1.32% a year earlier. The allowance for loan losses to nonperforming assets increased to 161% from 137% last year, and to 235% of nonperforming loans, compared to 154% a year ago.

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WBCO – 3Q04 Profits up 6%
October 28, 2004
Page Two

“Real Estate Owned increased substantially to $1.5 million, primarily as a result of foreclosure on two large commercial real estate properties,” Cann said. “We do not anticipate any losses associated with these parcels as they are very saleable properties. In fact, we have sold a portion of one of the properties already.” Potential problem loans of $120,000 are current and well secured, and management does not expect any related losses. Impaired loans were $191,000 at the end of the quarter.

Return on average equity (ROE) was 15.93% and return on average assets (ROA) was 1.16% in the third quarter of 2004, compared to 10.95% and 0.80%, respectively, in the preceding quarter. In the third quarter a year ago, ROE was 16.93% and ROA was 1.20%. For the nine-month period ended September 30, 2004, ROE was 12.29% and ROA was 0.90%, from 14.45% and 1.05%, respectively, for the like period in 2003.

Revenues (net interest income before the provision for loan losses plus non-interest income) for the 2004 third quarter were $9.3 million, up 7% from $8.7 million a year ago. For the nine-month period, revenues grew by 8% to $26.6 million, from $24.7 million in the first nine months of 2003, reflecting growth in both net interest and noninterest income. Net interest income for the 2004 third quarter grew 7% to $7.8 million, compared to $7.2 million in the third quarter last year, as interest income growth outpaced the increased interest expense. Net interest income for the nine-month period increased 7% to $22.2 million, compared to $20.7 million last year.

Increased service charge and fee income helped boost noninterest income 6% to $1.5 million for the third quarter 2004, from $1.4 million a year ago, despite a sizable decrease in gain on sale of loans resulting from the mortgage refinance slow down. Noninterest income grew 10% to $4.4 million year-to-date, from $4.0 million a year ago. Third quarter noninterest expense was flat from the 2004 second quarter, but rose 9% to $5.8 million, compared to $5.3 million in the third quarter last year, as compensation and employee benefits and consulting and professional fees have increased. Noninterest expense was up 12% to $17.4 million for the nine month period, from $15.5 million last year.

Washington Banking Company’s efficiency ratio was 62.35% in the third quarter, improving from 66.25% in the second quarter and off slightly from 61.14% a year ago. For the first nine months of the year, the efficiency ratio was 65.49%, compared to 62.85% for the same period last year.

Shareholders’ equity increased 11% to $47.9 million at the end of September, and book value per share grew to $8.85 at quarter-end, from $8.05 a year ago.

Management will host a conference call today, October 28, at 10:00 am PDT (1:00 pm EDT) to discuss results for the third quarter and first nine months of 2004. Investment professionals and all current and prospective shareholders are invited to access the live call by dialing (303) 262-2130, or to listen to the call live from the Investor Relations page of Whidbey Island Bank’s website, www.wibank.com. Shortly after the call concludes, the replay will be archived for three weeks at (303) 590-3000, using access code 11010049#.

Washington Banking Company is a bank holding company based in Oak Harbor, Washington that operates Whidbey Island Bank, a state-chartered full-service commercial bank. Founded in 1961, Whidbey Island Bank provides various deposit, loan and investment services to meet customers’ financial needs. Whidbey Island Bank operates 18 full-service branches located in Island, Skagit, Whatcom and Snohomish counties in Northwestern Washington.

www.wibank.com

This news release may contain forward-looking statements that are subject to risks and uncertainties. These forward-looking statements describe management’s expectations regarding future events and developments such as future operating results, growth in loans and deposits, and continued success of the Company’s business plan. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The words “expect,” “should,” “will,” “anticipate,” “believe” and words of similar meaning are intended in part to help identify forward-looking statements. Future events are difficult to predict, and the expectations described above are subject to risk and uncertainty that may cause actual results to differ materially. In addition to discussions about risks and uncertainties set forth from time to time in the Company’s filings with the Securities and Exchange Commission, factors that may cause actual results to differ materially from those contemplated in these forward-looking statements include, among others: (1) local and national general and economic condition; (2) unexpected changes in interest rates and their impact on net interest margin; (3) competitive pressure among financial institutions; (4) legislation or regulatory requirement; and (5) the ability to realize the efficiencies expected from investment in personnel and infrastructure. Washington Banking Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made. Any such statements are made in reliance on the safe harbor protections provided under the Securities Exchange Act of 1934, as amended.

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WBCO – 3Q04 Profits up 6%
October 28, 2004
Page Three

CONSOLIDATED BALANCE SHEETS (unaudited) (in thousands except per share data)	September 30, 2004	December 31, 2003	September 30, 2003
Assets
Cash and Due from Banks	$20,047	$15,454	$22,063

Interest-Earning Deposits with Banks	719	356	470

Fed Funds Sold	31,950	4,795	21,590

Total Cash and Cash Equivalents	52,716	20,605	44,123

Securities Available for Sale	19,069	15,421	15,076

Securities Held to Maturity	—	14,745	16,061

Total Securities	19,069	30,166	31,137

Subsidiary Investment	307	—	—

FHLB Stock	2,160	2,280	2,252

Loans Held for Sale	5,596	8,251	12,322

Loans Receivable	552,128	499,919	478,749

Less: Allowance for Loan Losses	(7,506)	(6,116)	(6,342)

Loans, Net	550,218	502,054	484,729

Premises and Equipment, Net	20,636	19,814	18,364

Bank Owned Life Insurance	10,113	—	—

Other Real Estate Owned	1,458	504	504

Deferred Tax Assets	1,517	1,659	1,256

Other Assets	4,836	4,659	4,819

Total Assets	$663,030	$581,741	$587,184

Liabilities and Shareholders Equity
Deposits:
Noninterest-Bearing	$83,393	$75,756	$77,040

Interest-Bearing	291,054	238,180	246,715

Time Deposits	214,513	187,561	187,150

Total Deposits	588,960	501,497	510,905

Fed Funds Purchased	—	5,000	—

Other Borrowed Funds	7,500	12,500	15,000

Junior Subordinated Debentures(1)	15,007	—	—

Trust Preferred Securities	—	15,000	15,000

Other Liabilities	3,682	3,384	3,167

Total Liabilities	615,149	537,381	544,072

Shareholders' Equity:
Preferred Stock (no par value)
Authorized 20,000 Shares:
None Outstanding	—	—	—

Common Stock (no par value)
Authorized 10,000,000 Shares:
Issued and Outstanding 5,413,161 at 9/30/04,
5,357,880 at 12/31/03 and 4,656,378 at 9/30/03	31,308	31,125	21,353
Retained Earnings	16,341	13,273	21,796
Unrealized Gain (Loss) on Securities Available
for Sale, Net of Tax	232	(38)	(37)

Total Shareholders' Equity	47,881	44,360	43,112

Total Liabilities and Shareholders' Equity	$663,030	$581,741	$587,184

(1) The Financial Accounting Standards Board issued Interpretation No. 46R which calls for the deconsolidation of trust preferred securities.

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WBCO – 3Q04 Profits up 6%
October 28, 2004
Page Four

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands, except per share data)	2004	2003	2004	2003
Interest Income
Loans	$9,788	$9,031	$27,898	$26,357

Taxable Investment Securities	77	74	264	215

Tax Exempt Securities	92	165	394	500

Other	62	95	155	313

Total Interest Income	10,019	9,365	28,711	27,385

Interest Expense

Deposits	1,967	1,796	5,634	5,696

Other Borrowings	93	155	340	465

Junior Subordinated Debentures (1)	201	—	565	—

Trust Preferred Securities	—	182	—	560

Total Interest Expense	2,261	2,133	6,539	6,721

Net Interest Income	7,758	7,232	22,172	20,664

Provision for Loan Losses	(725)	(838)	(2,325)	(2,438)

Net Interest Income after Provision for Loan Losses	7,033	6,394	19,847	18,226

Noninterest Income

Service Charges and Fees	740	482	2,257	1,476

Gain on Sale of Securities	—	—	144	—

Gain on Sale of Loans	315	650	939	1,612

Secondary Market Income	19	75	73	208

ATM Income	165	117	445	333

Other Income	288	118	538	385

Total Noninterest Income	1,527	1,442	4,396	4,014

Noninterest Expense
Compensation and Employee Benefits	3,418	3,122	10,324	9,158

Occupancy	945	914	2,907	2,625

Office Supplies and Printing	161	149	477	477

Data Processing	131	123	373	345

Consulting and Professional Fees	280	204	583	409

Other	854	791	2,736	2,497

Total Noninterest Expense	5,789	5,303	17,400	15,511

Income before Income Taxes	2,771	2,533	6,843	6,729

Provision for Income Taxes	(915)	(869)	(2,277)	(2,324)

Income from Continuing Operations	1,856	1,664	4,566	4,405

Income (Loss) from Discontinued Operations, Net of Tax	—	86	(370)	5

Net Income	$1,856	$1,750	$4,196	$4,410

Net Income per Common Share (2)
Basic

Continuing Operations	$0.34	$0.31	$0.85	$0.83

Discontinued Operations	—	0.02	(0.07)	—

Net Income Per Share, Basic	$0.34	$0.33	$0.78	$0.83

Diluted

Continuing Operations	$0.33	$0.30	$0.82	$0.80

Discontinued Operations	—	0.01	(0.07)	—

Net Income Per Share, Diluted	$0.33	$0.31	$0.75	$0.80

Average Number of Common Shares Outstanding (2)	5,410,583	5,354,835	5,403,142	5,336,846
Fully Diluted Average Common and Common Equivalent Shares Outstanding (2)	5,602,817	5,574,219	5,601,857	5,538,321

(1) The Financial Accounting Standards Board issued Interpretation No. 46R which calls for the deconsolidation of trust preferred securities.
(2) Adjusted for 15% stock dividend distributed 2/26/04.

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WBCO – 3Q04 Profits up 6%
October 28, 2004
Page Five

FINANCIAL STATISTICS (unaudited) ($ in thousands, except per share data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Revenues (1)	$9,285	$8,674	$26,568	$24,678

Averages
Total Assets	$640,482	$583,788	$618,754	$557,896
Loans	$557,911	$492,789	$539,745	$468,116
Interest Earning Assets	$589,254	$547,100	$574,703	$521,856
Deposits	$565,724	$509,277	$542,444	$484,373
Shareholders' Equity	$46,597	$41,358	$45,526	$40,697

Financial Ratios
Return on Average Assets, Annualized	1.16%	1.20%	0.90%	1.05%
Return on Average Equity, Annualized	15.93%	16.93%	12.29%	14.45%
Average Equity to Average Assets	7.28%	7.08%	7.36%	7.29%
Efficiency Ratio (2)	62.35%	61.14%	65.49%	62.85%
Net Interest Margin	5.29%	5.33%	5.18%	5.32%
Net Interest Spread	5.05%	5.03%	4.91%	5.03%

Period End	September 30, 2004	December 31, 2003	September 30, 2003
Book Value Per Share (3)	$8.85	$8.28	$8.05

Nonperforming Assets
Nonaccrual Loans	$3,197	$4,158	$4,122
Restructured Loans	—	—	—

Total Nonperforming Loans	3,197	4,158	4,122

Real Estate Owned	1,458	504	504

Total Nonperforming Assets	$4,655	$4,662	$4,626

Potential Problem Loans	$120	$314	—

Impaired Loans	191	2,563	—

Nonperforming Loans to Loans (4)	0.58%	0.83%	0.86%
Nonperforming Assets to Assets	0.70%	0.80%	0.79%
Allowance for Loan Losses to Nonperforming Loans	234.78%	147.09%	153.86%
Allowance for Loan Losses to Nonperforming Assets	161.25%	131.19%	137.09%
Allowance for Loan Losses to Loans (4)	1.36%	1.22%	1.32%

Loan Portfolio
Commercial	$81,703	$87,371	$90,918
Real Estate Mortgages

1 – 4 Family Residential	46,081	43,460	49,532

Commercial	163,735	133,539	123,146

Real Estate Construction	94,137	70,974	61,570

Consumer	171,740	172,406	165,512

Deferred Fees	328	420	393

Total Loans	$557,724	$508,170	$491,071

(1) Revenues is net interest income before provision for loan losses plus noninterest income.
(2) Efficiency ratio is noninterest expense divided by the sum of net interest income and noninterest income.
(3) Adjusted for 15% stock dividend distributed on 2/26/04.
(4) Excludes loans held for sale.

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NOTE: Transmitted on Business Wire at 5:00 a.m. PDT, October 28, 2004.